SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2004

LaBRANCHE & CO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15251	13-4064735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York, 10006		10006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 425-1144

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                    Other Events and Required FD Disclosure.

On April 20, 2004, LaBranche & Co Inc. announced that it had received consents from holders of more than 92% of its outstanding 9½% Senior Notes due 2004 (“9½% Notes”) and more than 94% of its outstanding 12% Senior Subordinated Notes due 2007 (“12% Notes” and together with the 9½% Notes, the “Notes”). The consents are sufficient to effect the proposed amendments to the indentures governing the Notes as set forth in the company’s Offer to Purchase and Consent Solicitation Statement dated April 5, 2004, pursuant to which the tender offer and the consent solicitation are being made.  A copy of this press release is attached hereto as Exhibit 99.1.

On April 21, 2004, LaBranche & Co Inc. announced the total consideration to be paid in its tender offer and consent solicitation in exchange for its outstanding 9½% Notes.  A copy of this press release is attached hereto as Exhibit 99.2.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Exhibits

99.1                           Press release issued by LaBranche & Co Inc. on April 20, 2004 announcing consents received from holders of its 9½% Notes and 12% Notes.

99.2                           Press release issued by LaBranche & Co Inc. on April 21, 2004 regarding total consideration to be paid in its tender offer and consent solicitation in exchange for its outstanding 9½% Notes.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABRANCHE & CO INC.

Date: April 21, 2004	By:	/s/ Harvey S. Traison
		Name:	Harvey S. Traison
		Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LaBranche & Co Inc. on April 20, 2004 announcing consents received from holders of its 9½% Notes and 12% Notes.

99.2	Press release issued by LaBranche & Co Inc. on April 21, 2004 regarding total consideration to be paid in its tender offer and consent solicitation in exchange for its outstanding 9½% Notes.